EXHIBIT 10.4

SERVICENOW, INC.
2012 EQUITY INCENTIVE PLAN
NOTICE OF GLOBAL STOCK OPTION GRANT
Unless otherwise defined herein, the terms defined in the ServiceNow, Inc. (the “Company”) 2012 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Global Stock Option Grant and the electronic representation of this Notice of Global Stock Option Grant established and maintained by the Company or a third party designated by the Company (the “Notice”).

Name:	As set forth in the electronic representation of this Notice of Global Stock Option Grant.

Address:	As set forth in the electronic representation of this Notice of Global Stock Option Grant.
You (the “Participant”) have been granted an option to purchase shares of Common Stock of the Company under the Plan subject to the terms and conditions of the Plan, this Notice and the Global Stock Option Award Agreement, including any appendix to the Global Stock Option Award Agreement for Participant’s country (the “Appendix”) (the Stock Option Award Agreement and the Appendix are collectively referred to as the “Agreement”).

Date of Grant :	The “Grant Date” as set forth in the electronic representation of this Notice of Global Stock Option Grant.

Exercise Price per Share :	US$ The “Exercise Price” as set forth in the electronic representation of this Notice of Global Stock Option Grant.

Total Number of Shares :	The “Shares Granted” as set forth in the electronic representation of this Notice of Global Stock Option Grant.

Type of Option :	The “Grant Type” as set forth in the electronic representation of this Notice of Global Stock Option Grant.

Expiration Date :	The “Expiration” as set forth in the electronic representation of this Notice of Global Stock Option Grant.

Vesting Schedule:	Subject to the limitations set forth in this Notice, the Plan and the Agreement, the Option will vest and may be exercised, in whole or in part, in accordance with the following schedule:
As set forth in the “Vesting Schedule Addendum” in the electronic representation of this Notice of Global Stock Option Grant.

By accepting (whether in writing, electronically or otherwise) the Option, Participant acknowledges and agrees to the following:
Participant understands that Participant’s employment or consulting relationship or service with the Company or a Parent or Subsidiary is for an unspecified duration and that nothing in this Notice, the Agreement or the Plan changes the nature of that relationship. Participant acknowledges that the vesting of the Options pursuant to this Notice is earned only by continuing service as an Employee, Director or Consultant of the Company or a Parent or Subsidiary. Furthermore, the period during which Participant may exercise the Option after such Termination will commence on the date Participant ceases to actively provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where Participant is employed or terms of Participant’s employment agreement. Participant also understands that this Notice is subject to the terms and conditions of both the Agreement and the Plan, both of which are incorporated herein by reference. Participant has read both the Agreement and the Plan. By accepting this Option, Participant consents to the electronic delivery as set forth in the Agreement.

SERVICENOW, INC.
2012 EQUITY INCENTIVE PLAN
GLOBAL STOCK OPTION AWARD AGREEMENT

Unless otherwise defined in this Global Stock Option Award Agreement (the “Agreement”), any capitalized terms used herein shall have the meaning ascribed to them in the ServiceNow, Inc. (the “Company”) 2012 Equity Incentive Plan (the “Plan”).
Participant has been granted an option to purchase Shares (the “Option”), subject to the terms and conditions of the Plan, the Notice of Global Stock Option Grant (the “Notice”) and this Agreement, including any appendix to this Agreement for Participant’s country (the “Appendix”).

1.Vesting Rights. Subject to the applicable provisions of the Plan and this Agreement, this Option may be exercised, in whole or in part, in accordance with the schedule set forth in the Notice.

2.Termination Period.

(a)    General Rule. Except as provided below, and subject to the Plan, this Option may be exercised for 90 days after Participant’s Termination. In no event shall this Option be exercised later than the Expiration Date set forth in the Notice.

(b)    Death; Disability. Unless provided otherwise in the Notice, upon Participant’s Termination by reason of his or her death, or if a Participant dies within 90 days of the Termination Date, this Option may be exercised for twelve months, provided that in no event shall this Option be exercised later than the Expiration Date set forth in the Notice. Unless provided otherwise in the Notice, upon Participant’s Termination by reason of his or her Disability, this Option may be exercised for six months, provided that in no event shall this Option be exercised later than the Expiration Date set forth in the Notice.

(c)    Cause. Upon Participant’s Termination for Cause (as defined in the Plan), the Option shall expire on such date of Participant’s Termination Date.

3.Grant of Option. Participant named in the Notice has been granted an Option for the number of Shares set forth in the Notice at the exercise price per Share in U.S. Dollars set forth in the Notice (the “Exercise Price”). In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail. If designated in the Notice as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an ISO, to the extent that it exceeds the U.S. $100,000 rule of Code Section 422(d) it shall be treated as a Nonqualified Stock Option (“NQSO”).

4.Exercise of Option.

(a)    Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice and the applicable provisions of the Plan and this Agreement. In the event of Participant’s death, Disability, Termination for Cause or other Termination, the exercisability of the Option is governed by the applicable provisions of the Plan, the Notice and this Agreement.

(b)    Method of Exercise. This Option is exercisable by delivery of an exercise notice (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be delivered in person, by mail, via electronic mail or facsimile or by other authorized method to the Secretary of the Company or other person designated by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any Tax-Related Items withholding (as defined in Section 8(a) below). This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price and payment of any Tax-Related Items.

(c)    No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed and any exchange control restrictions. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.

5.Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of Participant:

(a)    cash;

(b)    check;

(c)    a “broker-assisted” or “same-day sale” (as described in Section 11(d) of the Plan); or

(d)    other method authorized by the Committee.

6.Limited Transferability of Option. Except as set forth in this Section 6, this Option may not be transferred in any manner other than by will or by the laws of descent or distribution or court order and may be exercised during the lifetime of Participant only by the Participant or unless otherwise permitted by the Committee on a case-by-case basis. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant. Notwithstanding anything else in this Section 6, for U.S. Participants, a NQSO may be transferred by instrument to an inter vivos or testamentary trust in which the NQSO is to be passed to beneficiaries upon the death of the trustor (settlor), to a guardian on the disability or to an executor on death of the NQSO holder, or by gift or pursuant to domestic relations orders to Participant’s “Immediate Family” (as defined below), provided that any such permitted transferees may not transfer NQSOs to parties other than Participant or Participant’s Immediate Family (transfers between a Participant’s Immediate Family and between a Participant’s Immediate Family and Participant are permitted). For the sake of clarification, multiple transfers of NQSOs may be made, by gift or pursuant to domestic relations orders, back and forth between Immediate Family and a Participant pursuant to this Section 6. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, domestic partner sharing the same household, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or Participant) control the management of assets, and any other entity in which these persons (or Participant) own more than fifty percent of the voting interests. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, transferees, successors and assigns of Participant.

7.Term of Option. This Option shall in any event expire on the expiration date set forth in the Notice, which date is 10 years after the Date of Grant (five years after the Date of Grant if this option is designated as an ISO in the Notice and Section 5.3 of the Plan applies).

8.Tax Consequences.

(a)    Exercising the Option. Participant acknowledges that, regardless of any action taken by the Company or a Parent or Subsidiary of the Company employing or retaining Participant (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option, including, but not limited to, the grant, vesting or exercise of this Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Option to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)	withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer;

(ii)
withholding from proceeds of the sale of Shares acquired at exercise of this Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization) without further consent;

(iii)	withholding in Shares to be issued upon exercise of the Option, provided the Company only withholds from the amount of Shares necessary to satisfy the minimum statutory withholding amount; or

(iv)	any other arrangement approved by the Committee.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax‑Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full member of Shares issued upon exercise of the Options; notwithstanding that a member of the Shares are held back solely for the purpose of paying the Tax‑Related Items. The Fair Market Value of these Shares, determined as of the effective date of the Option exercise, will be applied as a credit against the Tax-Related Items withholding.

Finally, Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

(b)    Notice of Disqualifying Disposition of ISO Shares. For U.S. taxpayers, if Participant sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, Participant shall immediately notify the Company in writing of such disposition. Participant agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to Participant.

9.Nature of Grant. In accepting the Option, Participant acknowledges, understands and agrees that:

(a)the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;
(c)all decisions with respect to future Option or other grants, if any, will be at the sole discretion of the Company;
(d)the Option grant and Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or any Parent or Subsidiary;
(e)Participant is voluntarily participating in the Plan;
(f)the Option and any Shares acquired under the Plan and the income and value of same, are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of Participant’s employment or service contract, if any;
(g)the Option and any Shares acquired under the Plan and the income and value of same are not intended to replace any pension rights or compensation;
(h)the Option and any Shares acquired under the Plan and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
(i)the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;
(j)if the underlying Shares do not increase in value, the Option will have no value;
(k)if Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;

(l)unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares of the Company; and
(m)the following provisions apply only if Participant is providing services outside the United States:

(i)	the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purpose;

(ii)
Participant acknowledges and agrees that neither the Company, the Employer nor any Parent or Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise; and

(iii)
no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from Participant’s Termination, and in consideration of the grant of the Option to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, any Parent or Subsidiary or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company, any Parent or Subsidiary and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.

10.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
11.Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and any Parent or Subsidiary of the Company for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.
Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to Fidelity Brokerage Services LLC or its affiliates or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company, Fidelity Brokerage Services LLC and its affiliates, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her employment status or service with the Employer will not be adversely affected; the only consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant options or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

12.Language. If Participant has received this Agreement, or any other document related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

13.Appendix. Notwithstanding any provisions in this Agreement, the Option grant shall be subject to any special terms and conditions set forth in any appendix to this Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

14.Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares purchased upon exercise of the Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

15.Acknowledgement. The Company and Participant agree that the Option is granted under and governed by the Notice, this Agreement (including the Appendix) and by the provisions of the Plan (incorporated herein by reference). Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the Option subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.

16.Entire Agreement; Enforcement of Rights. This Agreement (including the Appendix), the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

17.Compliance with Laws and Regulations. The issuance of Shares and any restriction on the sale of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state, federal and foreign laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Shares may be listed or quoted at the time of such issuance or transfer.

18.Governing Law; Severability. If one or more provisions of this Agreement are held to be unenforceable, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Jose, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

19.No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary, to terminate Participant’s service, for any reason, with or without Cause.

By Participant’s signature and the signature of the Company’s representative on the Notice, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement (including the Appendix). Participant has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Notice, and fully understands all provisions of the Plan, the Notice and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated on the Notice. By acceptance of this Option, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company and consents to the electronic delivery of the Notice, the Appendix, this Agreement, the Plan, account statements, Plan prospectuses required by the U.S. Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the Option. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion.

20.Insider Trading Restrictions/Market Abuse Laws. Depending on Participant’s country of residence, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to acquire or sell Shares or rights to Shares (e.g., Options) under the Plan during such times as Participant is considered to have “insider information” regarding the Company (as defined by the laws in Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant is responsible for complying with any applicable restrictions and is advised to speak with a personal legal advisor on this matter.

21.Foreign Asset/Account Reporting. Participant’s country of residence may have certain foreign asset and/or account reporting requirements which may affect his or her ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including the sales proceeds arising from the sale of Shares) in a brokerage or bank account outside Participant’s country. Participant may be required to report such amounts, assets or transactions to the tax or other authorities in his or her country. Participant is responsible for ensuring compliance with such regulations and should speak with his or her personal legal advisor regarding this matter.

APPENDIX
SERVICENOW, INC.
2012 EQUITY INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENT

Terms and Conditions

This Appendix includes additional terms and conditions that govern this Option granted to Participant under the Plan if Participant resides in one of the countries listed below. Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or Agreement.

Notifications

This Appendix also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of December 2015. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Appendix as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time that Participant exercises this Option or sells Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to his or her situation.

Finally, if Participant is a citizen or resident of a country other than the one in which he or she is currently working or transfers to another country after the grant of this Option, or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to Participant in the same manner. In addition, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to Participant under these circumstances.

AUSTRALIA

Notifications

Securities Law Information. I acknowledge and agree that my rights to participate in the Plan and the offer of the Option are subject to the terms and conditions in the Offer Document distributed to me with the Agreement and other Plan documents, and to the requirements of Class Order exemption 14/1000 of the Australian Securities and Investments Commission.

Exchange Control Notification. If Participant is an Australian resident, exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on Participant's behalf. If there is no Australian bank involved with the transfer, Participant will be required to file the report.

BRAZIL

Terms and Conditions

Compliance with Law. By accepting the Option, Participant acknowledges that Participant agrees to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with participation in the Plan, including the exercise of the Option and the sale of Shares acquired under the Plan.

Notifications

Foreign Asset/Account Reporting Information. If Participant is resident or domiciled in Brazil, Participant will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights equals or exceeds US$100,000. Assets and rights that must be reported include any Shares acquired under the Plan. Assets and rights that must be reported also include the following: (i) bank deposits; (ii) loans; (iii) financing transactions; (iv) leases; (v) direct investments; (vi) portfolio investments, including Shares acquired under the Plan; (vii) financial derivatives investments; and (viii) other investments, including real estate and other assets.  Foreign individuals holding Brazilian visas are considered Brazilian residents for purposes of this reporting requirement and must declare at least the assets held abroad that were acquired subsequent to the date of admittance as a resident of Brazil.

CANADA

Terms and Conditions

Payment of Awards. Due to legal restrictions in Canada, Participant is prohibited from tendering Shares that he or she already owns to pay the Exercise Price or any Tax-Related Items in connection with the Option.

Termination. Participant's right to vest in the Option under the Plan will terminate effective as of the earlier of (a) the Termination Date, or (b) the date upon which Participant receives a Notice of Termination and the period during which Participant may exercise the Option after such termination of Participant's employment will commence on the same date.

The following terms and conditions will apply if Participant is a resident of Quebec:
Language Consent. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

Data Privacy. The following provision supplements section 11 of the Agreement:

Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Participant further authorizes the Company, any Parent or Subsidiary and any stock plan service provider that may be selected by the Company to assist with the Plan to disclose and discuss the Plan with their respective advisors. Participant further authorizes the Company and any Parent or Subsidiary to record such information and to keep such information in Participant’s employee file.

Notifications

Securities Law Information. Participant is permitted to sell Shares acquired through the Plan through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside Canada through the facilities of a stock exchange on which the Shares are listed on the New York Stock Exchange.

Foreign Asset/Account Reporting Information. Participant may be required to report any foreign property on form T1135 (Foreign Income Verification Statement) if the total cost of Participant’s foreign property exceeds C$100,000 at any time in the year. Foreign property includes Shares acquired under the Plan and their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB ordinarily would equal the fair market value of the Shares at the time of acquisition, but if Participant owns shares of the same company, this ACB may have to be averaged with the ACB of the other shares. The form T1135 generally must be filed by April 30 of the following year. Canadian residents should consult with a personal advisor to ensure compliance with the applicable reporting requirements.

DENMARK

Notifications

Danish Stock Option Act. By participating in the Plan, Participant acknowledges that he or she received an Employer Statement translated into Danish, which is being provided to comply with the Danish Stock Option Act.  To the extent more favorable to Participant and required to comply with the Stock Option Act, the terms set forth in the Employer Statement will apply to the Participant’s participation in the Plan.

Exclusion from Termination Indemnities and Other Benefits. This provision supplements Section 9 in the Agreement:

In accepting the Option, Participant acknowledges that he or she understands and agrees that this grant relates to future services to be performed and is not a bonus or compensation for past services.

Exchange Control and Tax Reporting Information. Participant may hold Shares acquired under the Plan in a safety-deposit account (e.g., a brokerage account) with either a Danish bank or with an approved foreign broker or bank.  If the Shares are held with a non-Danish broker or bank, Participant is required to inform the Danish Tax Administration about the safety-deposit account.  For this purpose, Participant must file a Declaration V (Erklaering V) with the Danish Tax Administration. Both Participant and the bank/broker must sign the Declaration V. By signing the Declaration V, the bank/broker undertakes an obligation, without further request each year not later than on February 1 of the year following the calendar year to which the information relates, to forward certain information to the Danish Tax Administration concerning the content of the safety-deposit account. In the event that the applicable broker or bank with which the safety-deposit account is held does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, Participant acknowledges that he or she is solely responsible for providing certain details regarding the foreign brokerage or bank account and any Shares acquired at exercise and held in such account to the Danish Tax Administration as part of Participant’s annual income tax return.  By signing the Form V, Participant at the same time authorizes the Danish Tax Administration to examine the account.  A sample of the Declaration V can be found at the following website: www.skat.dk/getFile.aspx?Id=47392.

In addition, when Participant opens a deposit account or a brokerage account for the purpose of holding cash outside Denmark, the bank or brokerage account, as applicable, will be treated as a deposit account because cash can be held in the account.  Therefore, Participant must also file a Declaration K (Erklaering K) with the Danish Tax Administration.  Both Participant and the bank/broker must sign the Declaration K.  By signing the Declaration K, the bank/broker undertakes an obligation, without further request each year, not later than on February 1 of the year following the calendar year to which the information relates, to forward certain information to the Danish Tax Administration concerning the content of the deposit account.  In the event that the applicable financial institution (broker or bank) with which the account is held, does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, Participant acknowledges that he or she is solely responsible for providing certain details regarding the foreign brokerage or bank account to the Danish Tax Administration as part of Participants annual income tax return. By signing the Declaration K, Participant at the same time authorizes the Danish Tax Administration to examine the account.  A sample of Declaration K can be found at the following website: www.skat.dk/getFile.aspx?Id=42409&newwindow=true.

If Participant uses the broker‑assisted, same‑day sale or cashless sell‑all method of exercise, Participant is not required to file a Form V because he or she will not hold any Shares. However, if Participant opens a deposit account with a foreign broker or bank to hold the cash proceeds, he or she is required to file a Form K as described above.

FRANCE

Terms and Conditions

Consent to Receive Information in English. By accepting the Option, Participant confirms having read and understood the documents relating to this grant (the Plan, the Agreement, the Notice and this Appendix) which were provided in English language. Participant accepts the terms of those documents accordingly.

Consentement pour recevoir les informations en langue anglaise. En acceptant l’Option, le Participant confirme avoir lu et compris les documents relatifs à cette attribution (le Plan, le Contrat, l’Avis et cette Annexe) qui ont été communiqués en langue anglaise. Le Participant accepte les termes de ces documents en connaissance de cause.

Notifications

Foreign Asset/Account Reporting Information. Participant must declare to the Customs Authorities the cash and securities he or she imports or exports without the use of a financial institution when the value of such cash or securities exceeds €10,000. French residents with foreign account balances exceeding €1,000,000 must report any transactions carried out on those accounts to the Bank of France on a monthly basis. Participant must also report all foreign bank and brokerage accounts on an annual basis (including accounts opened or closed during the tax year) on a specific form together with his or her annual income tax return. Failure to comply could trigger significant penalties.

GERMANY

Notifications

Exchange Control Notification. Cross-border payments in excess of €12,500 in connection with the sale of securities must be reported monthly to the Servicezentrum Außenwirtschaftsstatistik, which is the competent federal office of the Deutsche Bundesbank (the German Central Bank) for such notifications in Germany. In case of payments in connection with securities (including proceeds realized upon the sale of Shares), the report must be made by the 5th day of the month following the month in which the payment was received. The report must be filed electronically. The form of report (Allgemeine Meldeportal Statistik) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. Participant is responsible for obtaining the appropriate form from the bank and complying with the applicable reporting obligations.

HONG KONG

Notifications

Securities Law Notice:  The Option and any Shares issued pursuant to the Option do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company, the Employer and any Parent or Subsidiary. The Agreement, including this Appendix, the Plan, the Notice and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor have the documents been reviewed by any regulatory authority in Hong Kong. The Option and any related documentation are intended only for Participant’s personal use and may not be distributed to any other person. If Participant is in any doubt about any of the contents of the Agreement, including this Appendix, the Plan or the Notice, Participant is advised to obtain independent professional advice.

Sale of Shares. Shares received at exercise are accepted as a personal investment. In the event that the Shares are issued in respect of the Options within six (6) months of the Date of Grant, Participant agrees that that he or she will not offer to the public or otherwise dispose of the Shares issued upon exercise of the Option prior to the six-month anniversary of the Date of Grant.

Nature of Scheme. The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”). Notwithstanding the foregoing, if the Plan is deemed to constitute an occupational retirement scheme for purposes of ORSO, then the Participant's grant shall be void.

INDIA

Terms and Conditions

Method of Payment. The following provision supplements section 5 of the Agreement.

Due to legal restrictions in India, Participant will not be permitted to pay the Exercise Price by a broker assisted partial cashless exercise such that a certain number of Shares subject to the exercised Option are sold immediately upon exercise and the proceeds of the sale remitted to the Company to cover the aggregate Exercise Price and any Tax-Related Items. However, payment of the Exercise Price may be made by any of the other methods of payment set forth in section 5 of the Agreement. The Company reserves the right to provide Participant with this method of payment depending on the development of local law.

Notifications

Exchange Control Notification. Due to exchange control restrictions in India, Participant understands that he or she is required to repatriate any cash dividends received in connection with the Shares to India within 180 days of receipt and any proceeds from the sale of Shares acquired under the Plan to India within 90 days of receipt. Participant must obtain a foreign inward remittance certificate (“FIRC”) from the bank where Participant deposits the funds and must maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.

Foreign Asset/Account Reporting Information. Participant understands that he or she is required to declare (a) any foreign assets held by Participant or (b) any foreign bank accounts for which Participant has signing authority in his or her annual tax return.

ISRAEL

Terms and Conditions

The following provisions apply to Participants who are in Israel on the Date of Grant.

Trustee Arrangement. Participant hereby agrees that the Option, as shall be granted to him or her by the Company under the Israeli Subplan to the Plan, shall be allocated under the provisions of the track referred to as the “Capital Gains Track,” according to Section 102(b)(2) and 102(b)(3) of the Israeli Income Tax Ordinance and shall be held by the trustee (the “Trustee”) for the periods stated in Section 102 (the “Holding Period”).

Participant hereby declares that:

1.	Participant understands the provisions of Section 102 and the applicable tax track of this grant of Options.

2.
Subject to the provisions of Section 102, Participant hereby confirms that Participant shall not sell and/or transfer the Options, or any Shares or additional rights associated with the Options, before the end of the Holding Period. In the event that Participant elects to sell or release the Shares or additional rights, as the case may be, prior to the expiration of the Holding Period, the sanctions under Section 102 shall apply to and shall be borne solely by Participant.

3.	Participant understands that this grant of Options is conditioned upon the receipt of all required approvals from Israeli tax authorities.

4.	Participant agrees to be bound by the provisions of the trust agreement with the Trustee.

5.
Participant hereby confirms that he or she has: (i) read and understands this Agreement; (ii) received all the clarifications and explanations that he or she has requested; and (iii) had the opportunity to consult with his or her advisers before accepting this Agreement.

Written Acceptance. If Participant has not already executed a Section 102 Capital Gains Award Confirmation Letter (“Confirmation Letter”) in connection with grants made under the Israeli Subplan to the Plan, Participant must print, sign and deliver the signed copy of the attached Confirmation Letter within 45 days to the Trustee at the following address and the attention of: Vicky Harman, Account Manager, ESOP Trust Company, Aviv Tower, 7 Jabotinsky St. Ramat Gan, 52520 Israel. If the Trustee does not receive the signed Confirmation Letter within 45 days, the Options shall not qualify for preferential tax treatment.

The following provision applies to Participants who transfer into Israel after the Date of Grant.

Exercise of Option. The following provision supplements section 4 of the Agreement.

Participant will be restricted to exercising his or her Option using the broker-assisted, same-day sale or cashless sell-all exercise method, pursuant to which all Shares are sold immediately upon exercise of the Option and Participant receives the sale proceeds less the Exercise Price, Tax-Related Items and any applicable broker fees or commissions. Participant will not be entitled to hold any Shares acquired at exercise.

ITALY

Exercise of Option. The following provision supplements section 4 of the Agreement.

Due to regulatory requirements and notwithstanding any terms or conditions of the Plan or the Agreement to the contrary, Participant will be restricted to a broker assisted cashless sell-all method of exercising his or her Option. To complete a cashless sell-all exercise, the Optionee should instruct the broker to (i) sell all the Shares issued upon exercise; (ii) use the proceeds to pay the Exercise Price, brokerage fees and any Tax-Related Items; and (iii) remit the balance in cash to Participant. The Company reserves the right to provide additional methods of exercise depending on the development of local laws.

Terms and Conditions

Data Privacy Notice. This provision replaces in its entirety the Data Privacy provision in section 11 of the Agreement:

Participant understands that the Company, the Employer and any Parent or Subsidiary may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance (to the extent permitted under Italian law) or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or any Parent or Subsidiary, details of all RSUs or other entitlement to Shares granted, awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, and that the Company and the Employer will process said data and other data lawfully received from third parties (“Data”) for the exclusive purpose of implementing, managing and administering Participant’s participation in the Plan and complying with applicable laws, including community legislation.

Participant also understands that providing the Company with Data is necessary to effectuate Participant’s participation in the Plan and that Participant’s refusal to do so would make it impossible for the Company to perform its contractual obligations and may affect Participant’s ability to participate in the Plan. The controllers of Data processing are ServiceNow, Inc. with registered offices at 2225 Lawson Lane, Santa Clara, CA 95054, U.S.A. and ServiceNow Italy S.R.L., which is also the Company’s representative in Italy for privacy purposes pursuant to Legislative Decree no. 192/2003.

Participant understands that Data will not be publicized, but it may be accessible by the Employer as the privacy representative of the Company and within the Employer’s organization by its internal and external personnel in charge of processing such Data and the data processor (“Processor”). An updated list of Processors and other transferees of Data is available upon request from the Employer.

Furthermore, Data may be transferred to banks, other financial institutions, or brokers involved in the management and administration of the Plan. Participant understands that Data may also be transferred to the Company’s stock plan service provider, Fidelity Brokerage Services LLC, or such other administrator that may be engaged by the Company in the future. Participant further understands that the Company and/or any Parent or Subsidiary will transfer Data among themselves as necessary for the purpose of the implementation, administration and management of Participant’s participation in the Plan. The Data recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the purpose of implementing, administering, and managing Participant’s participation in the Plan. Participant understands that these recipients may be acting as Controllers, Processors or persons in charge of processing, as the case may be, according to applicable privacy laws, and that they may be located in or outside the European Economic Area, such as in the United States or elsewhere, in countries that do not provide an adequate level of data protection as intended under Italian privacy law. Should the Company exercise its discretion in suspending or terminating the Plan, it will delete Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.

Participant understands that Data processing for the purposes specified in the Agreement shall take place under automated or non-automated conditions, anonymously when possible, and with confidentiality and security provisions, as set forth by Applicable Laws, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including the transfer of Data abroad, including outside the European Economic Area, as specified in the Agreement does not require Participant’s consent thereto as the processing is necessary for the performance of legal and contractual obligations related to implementation, administration and management of the Plan. Participant understands that, pursuant to section 7 of the Legislative Decree no. 196/2003, Participant has the right at any moment to, without limitation, obtain information on Data held, access and verify its contents, origin and accuracy, delete, update, integrate, correct, block or stop, for legitimate reason, the Data processing by contacting your local human resources representative. Finally, Participant is aware that Data will not be used for direct marketing purposes.

Plan Document Acknowledgement. Participant acknowledges that by accepting the Option, Participant has been given access to the Plan document, has reviewed the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement. Further, Participant specifically and expressly approves the following clauses of the Agreement: (i) section 2 – Termination Period; (ii) section 4 – Exercise of Option; (iii) section 5 – Method of Payment; (iv) section 8 – Tax Consequences; (v) section 9 – Nature of Grant; (vi) section 16 – Entire Agreement; Enforcement of Rights; (vii) section 18 – Governing Law; Severability and the Data Privacy Notice set forth above in this Appendix.
Notifications
Foreign Asset/Account Reporting Information. Italian residents who, at any time during the fiscal year, hold investments abroad or foreign financial assets (such as cash, shares, stock options) that may generate income taxable in Italy are required to report these assets on their annual tax returns (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due, irrespective of their value. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions.

Tax on Foreign Financial Assets. The value of any Shares (and certain other foreign assets) Participant holds outside Italy will be subject to a foreign financial assets tax at a rate of 0.2%. The taxable amount is equal to the fair market value of the Shares on December 31 or on the last day the Shares were held (in such case, or when the Shares are acquired during the course of the year, the tax is levied in proportion to the number of days the Shares were held over the calendar year). If Participant is subject to this foreign financial assets tax, Participant will need to report the value of Participant’s financial assets held abroad in Form RM of Participant’s annual tax return. Participant should contact Participant’s personal tax advisor for additional information about the foreign financial assets tax.

JAPAN

Terms and Conditions
Exchange Control Information. If Participant pays more than ¥30,000,000 for the purchase of Shares in any one transaction, Participant must file an ex post facto Payment Report with the Ministry of Finance (through the Bank of Japan or the bank carrying out the transaction). The precise reporting requirements vary depending on whether the relevant payment is made through a bank in Japan. If Participant acquires Shares whose value exceeds ¥100,000,000 in a single transaction, Participant must also file an ex post facto Report Concerning Acquisition of Shares with the Ministry of Finance through the Bank of Japan within 20 days of acquiring the Shares. The forms to make these reports can be acquired at the Bank of Japan.

A Payment Report is required independently of a Report Concerning Acquisition of Securities. Consequently, if the total amount that you pay on a one-time basis at exercise of the Option exceeds ¥100,000,000, Participant must file both a Payment Report and a Report Concerning Acquisition of Securities.

Foreign Asset/Account Reporting Information. Participant is required to report details of any assets held outside Japan as of December 31 (including Shares acquired under the Plan), to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15 each year. Participant should consult with Participant’s personal tax advisor to determine if the reporting obligation applies to Participant’s personal situation.

MEXICO

Terms and Conditions

No Entitlement or Claims for Compensation. These provisions supplement section 9 of the Agreement:

Modification. By accepting the Option, Participant understands and agrees that any modification of the Plan or the Agreement or its termination shall not constitute a change or impairment of the terms and conditions of employment.

Policy Statement. The Option grant the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability.

The Company, with registered offices at 2225 Lawson Lane, Santa Clara, CA 95054, U.S.A., is solely responsible for the administration of the Plan and participation in the Plan and the acquisition of Shares does not, in any way, establish an employment relationship between Participant and the Company since Participant is participating in the Plan on a wholly commercial basis, nor does it establish any rights between Participant and the Employer.

Plan Document Acknowledgment. By accepting the Option, Participant acknowledges that Participant has received copies of the Plan, has reviewed the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement.

In addition, by signing the Agreement, Participant further acknowledges that Participant has read and specifically and expressly approved the terms and conditions in section 9 of the Agreement, in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) the Company and any Parent or Subsidiary are not responsible for any decrease in the value of the Shares underlying the Option.

Finally, Participant hereby declares that Participant does not reserve any action or right to bring any claim against the Company for any compensation or damages as a result of Participant’s participation in the Plan and therefore grants a full and broad release to the Employer, the Company and any Parent or Subsidiary with respect to any claim that may arise under the Plan.

Spanish Translation

Sin derecho a compensación o reclamaciones por compensación. Estas disposiciones complementan el sección 9 del Contrato:

Modificación. Al aceptar la Opción, el Participante entiende y acuerda que cualquier modificación al Plan o al Contrato o su terminación no constituirá un cambio o perjuicio a los términos y condiciones de empleo.

Declaración de Política. El otorgamiento de la Opción que la Compañía está haciendo de conformidad con el Plan es unilateral y discrecional y, por lo tanto, la Compañía se reserva el derecho absoluto de modificar y discontinuar el mismo en cualquier momento, sin responsabilidad alguna.

La Compañía, con oficinas registradas ubicadas en 2225 Lawson Lane, Santa Clara, CA 95054, EE.UU. es únicamente responsable de la administración del Plan y la participación en el Plan y la adquisición de Acciones no establece, de forma alguna, establecer una relación de trabajo entre el Participante y la Compañía, ya que el Participante está participa en el Plan de una base totalmente comercial, y tampoco establece ningún derecho entre el Participante y el Patrón.

Reconocimiento del Documento del Plan. Al aceptar la Opción, el Participante reconoce que el Participante ha recibido copias del Plan, ha revisado el Plan y el Contrato en su totalidad y entiende y acepta completamente todas las disposiciones contenidas en el Plan y en el Contrato.

Adicionalmente, mediante la firma del Contrato de Opción, el Participante reconoce que el Participante ha leído y específica y expresamente ha aprobado los términos y condiciones del sección 9 del Contrato, en el que claramente se ha descrito y establecido que: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el Plan es ofrecida por la Compañía de forma enteramente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) la Compañía y cualquier empresa Matriz, Subsidiaria o afiliada no son responsables por cualquier disminución en el valor de las Acciones subyacentes a la Opción.

Finalmente, el Participante de acuerdo en que el Participante no se reserva ninguna acción o derecho para interponer cualquier demanda o reclamación en contra de la Compañía por compensación, daño o perjuicio alguno como resultado de su participación en el Plan y, por lo tanto, otorga finiquito al Patrón, la Compañía y cualquier empresa Matriz, Subsidiaria o afiliada con respecto a cualquier demanda o reclamación que pudiera surgir en virtud del Plan.

NETHERLANDS

There are no country-specific provisions.

SINGAPORE

Notifications

Securities Law Information. To the extent Participant sells, offers to sell or otherwise disposes of Shares under the Plan within six months from the Date of Grant, Participant is permitted to dispose of such Shares through the designated broker under the Plan, if any, provided the resale of Shares under the Plan takes place outside Singapore through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the New York Stock Exchange.

The grant of the Option is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Participant should note that the Option is subject to section 257 of the SFA and Participant should not make any subsequent sale of Shares in Singapore or any offer of such subsequent sale of Shares subject to the Option in Singapore, unless such sale or offer is made (i) after six (6) months from the Date of Grant or (ii) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

Chief Executive Officer and Director Notification Obligation. If Participant is a Chief Executive Officer (“CEO”) or a director, associate director or shadow director of the Company’s Singapore Parent or Subsidiary, Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Company’s Singapore Parent or Subsidiary in writing when Participant receives an interest (e.g., Options or Shares) in the Company or any Parent or Subsidiary within two business days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when Shares are sold), or (iii) becoming a CEO, director, associate director or shadow director.

SOUTH AFRICA

Terms and Conditions

Tax Consequences. The following provision supplements section 8 of the Agreement:
By accepting the Option, Participant agrees that, immediately upon exercise of the Option, Participant will notify the Employer of the amount of any gain realized. If Participant fails to advise the Employer of the gain realized upon exercise, Participant may be liable for a fine. Participant will be solely responsible for paying any difference between the actual tax liability and the amount withheld by the Employer.

Notifications

Tax Clearance Certificate Requirement. If Participant uses cash to exercise the Option, rather than a cashless exercise method, Participant must first obtain and provide to the Employer, or any third party designated by the Employer or the Company, a Tax Clearance Certificate (with respect to Foreign Investments) bearing the official stamp and signature of the Exchange Control Department of the South African Revenue Service (“SARS”). Participant must renew this Tax Clearance Certificate every 12 months, or such other period as may be required by the SARS. Participant must also complete a transfer of funds application form to transfer the funds. If Participant exercises the Option by a cashless exercise whereby no funds are remitted offshore for the purchase of Shares, no Tax Clearance Certificate is required.

Exchange Control Information. To participate in the Plan, Participant must comply with exchange control regulations and rulings in South Africa. Because the exchange control regulations are subject to change, Participant should consult Participant’s personal legal advisor prior to exercising the Option to ensure compliance with current regulations. Participant is responsible for ensuring compliance with all exchange control laws in South Africa.

Securities Law Information. In compliance with South African Securities Law, I acknowledge that I have been notified that the documents listed below are available for my review at the ServiceNow intranet site at the web addresses listed below.

1.
ServiceNow Inc.'s most recent Annual Report (Form 10-K), Quarterly Report (Form 10-Q) and financial statements are available on the Company's website (www.servicenow.com) (Company ˆ About ServiceNow ˆ Investor Relations ˆ SEC Filings).

2.
ServiceNow Inc.'s Plan, Plan prospectus and the Agreement are available on the Company's designated broker website (www.fidelity.com). Participant must log in to his or her brokerage account to access these materials.

A copy of the above materials will be provided to Participant free of charge upon request to ServiceNow, Inc., Stock Administration, 2225 Lawson Lane, Santa Clara, California 95054, U.S.A.

SWITZERLAND

Notifications

Securities Law Information. The grant of Options is not intended to be publicly offered in Switzerland. Because this is a private offering in Switzerland, the Shares are not subject to registration in Switzerland. Neither this document nor any materials relating to the Shares constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, and neither this document nor any materials relating to the Shares may be publicly distributed or otherwise made publicly available in Switzerland.

UNITED KINGDOM

Terms and Conditions

The following terms and conditions apply only if Participant is an Employee. No grants under this Agreement shall be made to Consultants or Directors resident in the United Kingdom.

Responsibility for Taxes. The following provisions supplement section 8(a) of the Agreement:

Participant agrees that, if Participant does not pay or the Employer or the Company does not withhold from Participant the full amount of income tax that Participant owes at exercise of the Option, or the release or assignment of the Option for consideration, or the receipt of any other benefit in connection with the Option within 90 days of the end of the tax year in which the event giving rise to the liability occurred, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount that should have been withheld shall constitute a loan owed by Participant to the Employer, effective 90 days after the Due Date. Participant agrees that the loan will bear interest at Her Majesty’s Revenue and Customs (“HMRC”) official rate and will be immediately due and repayable by Participant, and the Company and/or the Employer may recover it at any time thereafter by withholding the funds from salary, bonus or any other funds due to Participant by the Employer, by withholding in Shares issued upon exercise of the Option or from the cash proceeds from the sale of Shares or by demanding cash or a cheque from Participant. Participant also authorizes the Company to delay the issuance of any Shares unless and until the loan is repaid in full.

Notwithstanding the foregoing, if Participant is an executive officer or director (as within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In the event that Participant is an executive officer or director and income tax is not collected from or paid by Participant within 90 days of the Due Date, the amount of any uncollected income tax may constitute a benefit to Participant on which additional income tax and National Insurance Contributions (“NICs”) (including Employer NICs, as defined below) may be payable. Participant acknowledges that the Company or the Employer may recover any such additional income tax and NICs (including Employer NICs, as defined below) at any time thereafter by any of the means referred to in section 8(a) of the Agreement, although Participant acknowledges that he or she ultimately will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Employer for the value of the NICs (including Employer NICs, as defined below) due on this additional benefit.

National Insurance Contributions Acknowledgment. As a condition of participation in the Plan and the exercise of the Option, Participant agrees to accept any liability for secondary Class 1 NICs which may be payable by the Company and/or the Employer in connection with the Option and any event giving rise to Tax-Related Items (the “Employer NICs”). Without limitation to the foregoing, Participant agrees to execute a joint election with the Company, the form of such joint election being formally approved by HMRC (the “Joint Election”), and any other required consent or election. Participant further agrees to execute such other joint elections as may be required between Participant and any successor to the Company and/or the Employer. Participant further agrees that the Company and/or the Employer may collect the Employer NICs from Participant by any of the means set forth in section 8(a) of the Agreement.

If Participant does not enter into a Joint Election prior to exercising the Option or if approval of the Joint Election has been withdrawn by HMRC, the Option shall become null and void without any liability to the Company and/or the Employer and may not be exercised by Participant.

SERVICENOW, INC.
2012 EQUITY INCENTIVE PLAN
ISRAEL

If you have not already executed a Section 102 Capital Gains Award Confirmation Letter (“Confirmation Letter”) in connection with grants made under the Israeli Subplan to the 2012 Equity Incentive Plan (the “Plan”), you must print, sign and deliver the signed copy of this Confirmation Letter within 45 days to the Trustee at the following address and the attention of: Vicky Harman, Account Manager, ESOP Trust Company, Aviv Tower, 7 Jabotinsky St. Ramat Gan, 52520 Israel. If the Trustee does not receive the signed Confirmation Letter within 45 days, the stock options and/or restricted stock units will not qualify for preferential tax treatment.

Section 102 Capital Gains Award Confirmation Letter

I hereby confirm and agree that the stock options and/or restricted stock units granted to me by ServiceNow, Inc. (the “Company”) under the Israeli Subplan to the Plan that have been designated by the board of directors (or a committee thereof) of the Company as awards subject to the “Capital Gains Track”, according to Section 102(b)(2) and 102(b)(3) and the Income Tax Rules issued thereunder (“Section 102”) of the Israel Income Tax Ordinance (the “Awards”), shall be subject to the terms and conditions of the “Capital Gains Track” set forth in said Section 102 and shall be held by ESOP Management and Trust Services Ltd. as trustee (the “Trustee”) in accordance with the requirements of Section 102 (the “Holding Period”).

I hereby declare that:

1.	I understand and accept the provisions of Section 102 and the “Capital Gains Track” as they apply to Awards.

2.
Subject to the provisions of Section 102, I hereby confirm that I shall not sell and/or transfer the Awards, or any shares or additional rights associated with the Awards, before the “end of the Holding Period” (as defined in Section 102). In the event that I shall elect to sell or release the shares or additional rights, as the case may be, prior to the “end of the Holding Period,” the provisions of Section 102 shall apply and the applicable tax consequences shall be borne solely by me.

3.	I understand that the grant of Awards is subject to the receipt of all required approvals from Israeli tax authorities and compliance with the requirements of Section 102.

4.	I agree to be bound by the provisions of the Company’s trust agreement with the Trustee.

5.
I hereby confirm that I have: (i) read and understand this letter; (ii) received all the clarifications and explanations that I have requested; and (iii) had the opportunity to consult with my advisers before signing this confirmation letter.

6.
I hereby confirm that, in addition to my confirmation and agreement hereunder, the acceptance or settlement of any such Awards shall be deemed as irrevocable confirmation of my acknowledgements and undertakings herein with respect to such specific Award.

Name of Employee: ___________________________
ID : ________________________________________
Signature: ___________________________________

SPECIAL NOTICE FOR EMPLOYEES IN DENMARK
EMPLOYER STATEMENT

Pursuant to Section 3(1) of the Act on Stock Options in employment relations (the "Stock Option Act"), you are entitled to receive the following information regarding participation in the ServiceNow, Inc. 2012 Equity Incentive Plan (the “Plan”) in a separate written statement.

This statement contains only the information mentioned in the Stock Option Act, while the other terms and conditions of your grant of stock options to purchase shares of the common stock of ServiceNow, Inc. (the “Company”) are described in detail in the Plan, the Notice of Global Stock Option Grant (the “Notice”), the Global Stock Option Award Agreement (the “Agreement”) and the applicable country-specific supplement, which have been made available to you.

1.	Date of grant of stock options

The grant date of your stock option is the date that the Company approved a grant for you, which is set forth in the Notice.

2.	Terms or conditions for grant of stock options

Only persons identified in Section 3 of the Plan are eligible to participate in the Plan. The grant of stock options under the Plan is offered at the sole discretion of the Company and is intended to achieve the purposes identified in Section 1 of the Plan, including (among other things) encouraging stock ownership in the Company by employees of the Company and any parents and subsidiaries that exist now or in the future. The Company may decide, in its sole discretion, not to make any grants of stock options to you in the future. Under the terms of the Plan, the Agreement and the applicable country-specific supplement, you have no entitlement or claim to receive future grants of stock options or awards in lieu of stock options.

3.	Exercise Date

Your stock option shall vest and become exercisable over a period of time (“vesting period”), provided you remain employed by or in the service of the Company or a subsidiary or parent on each of the vesting dates set forth in the Notice, unless the stock option vests or is terminated earlier for the reasons set forth in the Plan or Agreement and subject to section 5 of this statement. Your vested stock options are exercisable any time after vesting and before the stock option is terminated or expires (“exercise period”).

4.	Exercise Price

During the exercise period, the stock options can be exercised to purchase common stock in the Company at a price per share not less than the fair market value of the stock on the date the stock option is granted, as determined in accordance with the Plan, and which is set forth in the Agreement.

5.	Your rights upon termination of employment
The treatment of your stock option upon termination of employment will be determined under Sections 4 and 5 of the Stock Option Act unless the terms contained in the Plan, the Agreement and the applicable country-specific supplement are more favorable to you than Sections 4 and 5 of the Stock Option Act. If the terms contained in the Plan, the Agreement and the applicable country-specific supplement are more favorable to you, then such terms will govern the treatment of your stock option upon termination of employment.

6.	Financial aspects of participating in the Plan

The grant of stock options has no immediate financial consequences for you. The value of the stock options is not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary.

Shares of stock are financial instruments and investing in stock will always have financial risk. The possibility of gain at the time of exercise will not only be dependent on the Company’s financial development, but also on the general development of the stock market. In addition, before or after you exercise your stock options, the shares of Company stock could decrease in value even below the exercise price.

SERVICENOW, INC.
2225 Lawson Lane
Santa Clara, CA 95054
U.S.A.

SÆRLIG MEDDELELSE TIL MEDARBEJDERE I DANMARK
ARBEJDSGIVERERKLÆRING

I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret m.v. i ansættelsesforhold ("Aktieoptionsloven") er du berettiget til i en særskilt skriftlig erklæring at modtage følgende oplysninger om deltagelse i ServiceNow, Inc.'s incitamentsordning - 2012 Equity Incentive Plan ("Planen").

Denne erklæring indeholder kun de oplysninger, der er nævnt i Aktieoptionsloven, mens de øvrige vilkår og betingelser for din tildeling af aktieoptioner til køb af ordinære aktier i ServiceNow, Inc. ("Selskabet") er nærmere beskrevet i Planen, Notice of Global Stock Option Grant ("Meddelelsen"), Global Stock Option Award Agreement ("Aftalen") og det gældende landespecifikke tillæg, som du har modtaget.

1.	Tildelingstidspunkt

Tidspunktet for tildeling af aktieoptioner er den dato, hvor Selskabet godkendte din tildeling som anført i Meddelelsen.

2.	Kriterier og betingelser for tildelingen af aktieoptioner

Kun de i Planens pkt. 3 anførte personer kan deltage i Planen. Tildelingen af aktieoptioner i henhold til Planen sker efter Selskabets eget skøn med henblik på at gennemføre de i Planens pkt. 1 anførte formål, herunder bl.a. at tilskynde medarbejdere i Selskabet samt dets nuværende og fremtidige datterselskaber og moderselskab til at eje aktier i Selskabet. Selskabet kan frit vælge ikke at tildele dig aktieoptioner fremover. I henhold til Planen, Aftalen og det gældende landespecifikke tillæg har du ikke nogen ret til eller noget krav på fremover at få tildelt aktieoptioner eller modtage øvrige tildelinger i stedet for aktieoptioner.

3.	Udnyttelsestidspunkt

Dine aktieoptioner modnes og vil kunne udnyttes over en periode ("modningsperioden"), forudsat at du fortsat er ansat i eller arbejder for Selskabet, et datterselskab eller moderselskab på hver af de modningsdatoer, som er angivet i Meddelelsen, medmindre aktieoptionen modner eller bortfalder på et tidligere tidspunkt af de i Planen eller Aftalen anførte årsager, og med forbehold for pkt. 5 i denne erklæring. Dine modnede aktieoptioner kan udnyttes til enhver tid fra modningstidspunktet indtil optionernes udløb eller ophør (udnyttelsesperiode).

4.	Udnyttelseskurs

I udnyttelsesperioden kan aktieoptionerne udnyttes til køb af ordinære aktier i Selskabet til en kurs pr. aktie, som ikke er lavere end aktiernes markedskurs på tildelingstidspunktet som fastsat i henhold til Planen og angivet i Aftalen.

5.	Din retsstilling i forbindelse med fratræden
Dine aktieoptioner vil i tilfælde af din fratræden blive behandlet i overensstemmelse med Aktieoptionslovens §§ 4 og 5, medmindre bestemmelserne i Planen, Aftalen og det gældende landespecifikke tillæg er mere fordelagtige for dig end Aktieoptionslovens §§ 4 og 5. Hvis bestemmelserne i Planen, Aftalen og det gældende landespecifikke tillæg er mere fordelagtige for dig, vil disse bestemmelser være gældende for, hvordan dine aktieoptioner behandles i forbindelse med din fratræden.

6.	Økonomiske aspekter ved at deltage i Planen.

Tildelingen af aktieoptioner har ingen umiddelbare økonomiske konsekvenser for dig. Værdien af aktieoptionerne indgår ikke i beregningen af feriepenge, pensionsbidrag eller øvrige lovpligtige, vederlagsafhængige ydelser.

Aktier er finansielle instrumenter, og investering i aktier vil altid være forbundet med en økonomisk risiko. Således afhænger gevinstmuligheden på udnyttelsestidspunktet ikke kun af Selskabets økonomiske udvikling, men også af den generelle udvikling på aktiemarkedet. Derudover kan Selskabets aktier både før og efter udnyttelsestidspunktet falde til en værdi, der måske endda ligger under udnyttelseskursen.

SERVICENOW, INC.
2225 Lawson Lane
Santa Clara, CA 95054
U.S.A.

SERVICENOW, INC.
2012 EQUITY INCENTIVE PLAN
UNITED KINGDOM

Election To Transfer the Employer’s National Insurance Liability to the Employee

This Election is between:

A.
The individual who has obtained authorised access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”) and who is eligible to receive a stock option (“Option”) pursuant to the 2012 Equity Incentive Plan (the “Plan”), and

B.	ServiceNow, Inc., 2225 Lawson Lane, Santa Clara, CA 95054, U.S.A. (the “Company”), which may grant Options under the Plan and is entering into this Election on behalf of the Employer.

1.    Introduction

1.1	This Election relates to all Options granted to the Employee under the Plan on or after June 18, 2012, up to the termination date of the Plan.

1.2	In this Election the following words and phrases have the following meanings:

(a)	“Chargeable Event” means, in relation to the Options:

(i)	the acquisition of securities pursuant to stock options (within section 477(3)(a) of ITEPA);

(ii)	the assignment (if applicable) or release of the stock options in return for consideration (within section 477(3)(b) of ITEPA);

(iii)	the receipt of a benefit in connection with the stock options, other than a benefit within (i) or (ii) above (within section 477(3)(c) of ITEPA);

(iv)	post-acquisition charges relating to the shares acquired pursuant to the stock options (within section 427 of ITEPA); and/or

(v)	post-acquisition charges relating to the shares acquired pursuant to the stock options (within section 439 of ITEPA).

(b)    “ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.

(c)    “SSCBA” means the Social Security Contributions and Benefits Act 1992.

1.3
This Election relates to the employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise on the occurrence of a Chargeable Event in respect of the Options pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.

1.4
This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

1.5
This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).

2.    The Election

The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability on the Chargeable Event is hereby transferred to the Employee. The Employee understands that, by signing or electronically accepting this Election, he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 of the SSCBA.

3.    Payment of the Employer’s Liability

3.1	The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability from the Employee at any time after the Chargeable Event:

(i)	by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Chargeable Event; and/or

(ii)	directly from the Employee by payment in cash or cleared funds; and/or

(iii)
by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the Options, the proceeds of which must be delivered to the Employer in sufficient time for payment to be made to HMRC by the due date; and/or

(iv)
where the proceeds of the gain are to be made through a third party, the Employee will authorize that party to withhold an amount from the payment or to sell some of the securities which the Employee is entitled to receive in respect of the Options, such amount to be paid in sufficient time to enable the Company to make payment to HMRC by the due date; and/or

(v)	through any other method as set forth in the applicable Option agreements entered into between the Employee and the Company.

3.2
The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities to the Employee in respect of the Options until full payment of the Employer’s Liability is received.

3.3
The Company agrees to remit the Employer’s Liability to HM Revenue & Customs on behalf of the Employee within 14 days after the end of the UK tax month during which the Chargeable Event occurs (or within 17 days if payments are made electronically).

4.    Duration of Election

4.1
The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

4.2	This Election will continue in effect until the earliest of the following:

(i)	the Employee and the Company agree in writing that it should cease to have effect;

(ii)	on the date the Company serves written notice on the Employee terminating its effect;

(iii)	on the date HMRC withdraws approval of this Election; or

(iv)
after due payment of the Employer’s Liability in respect of the entirety of the Options to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.

Acceptance by the Employee

The Employee acknowledges that by clicking on the “ACCEPT” box where indicated on the grant acceptance screen, the Employee agrees to be bound by the terms of this Election as stated above.

Acceptance by the Company

The Company acknowledges that, by signing this Election or arranging for the scanned signature of an authorised representative to appear on this Election, the Company agrees to be bound by the terms of this Election.

Signature for and on
behalf of the Company                ____________________________

Name                        Matthew Kelly

Position                    Vice President, Legal

Date                         ____________________________

SCHEDULE OF EMPLOYER COMPANIES

The following are employer companies to which this Election may apply:

Service-now.com UK Limited

Registered Office:	Standard House, Weyside Park, Catteshall Lane, Godalming, Surrey, Gu7 1XE
Company Registration Number:	6299383
Corporation Tax District:	201 South London
Corporation Tax Reference:	6359720602
PAYE Reference:	581/LA08194

SERVICENOW, INC.
2012 EQUITY INCENTIVE PLAN
NOTICE OF GLOBAL RESTRICTED STOCK UNIT AWARD

Unless otherwise defined herein, the terms defined in the ServiceNow, Inc. (the “Company”) 2012 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Global Restricted Stock Unit Award (the “Notice”).

Name:	As set forth in the electronic representation of this Notice of Global Restricted Stock Unit Award.

Address:	The address you have provided to the administrator of the Plan
I.You (“Participant”) have been granted an award of Restricted Stock Units (“RSUs”) under the Plan subject to the terms and conditions of the Plan, this Notice and the Global Restricted Stock Unit Award Agreement, including any appendix to the Global Restricted Stock Unit Award Agreement for Participant’s country (the “Appendix”) (the Restricted Stock Unit Award Agreement and the Appendix are collectively referred to as the “Agreement”).

Number of RSUs:	_________ is the “Total Number of Shares”

Date of Grant:	The “Grant Date” as set forth in the electronic representation of this Notice of Global Restricted Stock Unit Award.

Expiration Date:	The date on which settlement of all RSUs granted hereunder occurs, with earlier expiration upon the Termination Date

Vesting Schedule:	Subject to the limitations set forth in this Notice, the Plan and the Agreement, the RSUs will vest in accordance with the following schedule:
[ServiceNow to insert vesting schedule]
By accepting (whether in writing, electronically or otherwise) the RSUs, Participant acknowledges and agrees to the following:
Participant understands that Participant’s employment or consulting relationship or service with the Company or a Parent or Subsidiary is for an unspecified duration and that nothing in this Notice, the Agreement or the Plan changes the nature of that relationship. Participant acknowledges that the vesting of the RSUs pursuant to this Notice is earned only by continuing service as an Employee, Director or Consultant of the Company or Parent or Subsidiary. Participant also understands that this Notice is subject to the terms and conditions of both the Agreement and the Plan, both of which are incorporated herein by reference. Participant has read both the Agreement and the Plan. By accepting this RSU, Participant consents to the electronic delivery as set forth in the Agreement.

SERVICENOW, INC.
2012 EQUITY INCENTIVE PLAN
GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the ServiceNow, Inc. (the “Company”) 2012 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Global Restricted Stock Unit Award Agreement (the “Agreement”).
Participant has been granted Restricted Stock Units (“RSUs”) subject to the terms, restrictions and conditions of the Plan, the Notice of Global Restricted Stock Unit Award (the “Notice”) and this Agreement, including any appendix to this Agreement for Participant’s country (the “Appendix”).

1.Settlement. The RSUs shall be settled on or as soon as administratively practicable following each vest date under the vesting schedule set forth in the Notice (and in no event later than 2 1/2 months following the end of the year in which such vest date occurs), provided that Participant continues to provide services to the Company or any Subsidiary or Affiliate through such vest date. Settlement of RSUs shall be in Shares.
2.    No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, Participant shall have no ownership of the Shares allocated to the RSUs and shall have no right dividends or to vote such Shares.
3.    Dividend Equivalents. Dividends, if any (whether in cash or Shares), shall not be credited to Participant.
4.    Non-Transferability of RSUs. RSUs may not be transferred in any manner other than by will or by the laws of descent or distribution or court order or unless otherwise permitted by the Committee on a case-by-case basis.
5.    Termination. If Participant’s service Terminates for any reason, all unvested RSUs shall be forfeited to the Company forthwith, and all rights of Participant to such RSUs shall immediately terminate. In case of any dispute as to whether Termination has occurred, the Committee shall have sole discretion to determine whether such Termination has occurred and the effective date of such Termination.
6.    Withholding Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”) the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSU, including, but not limited to, the grant, vesting or settlement of the RSU and the subsequent sale of Shares acquired pursuant to such settlement; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSU to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction between the date of grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)	withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer;

(ii)
withholding from proceeds of the sale of Shares acquired upon settlement of the RSU either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization);

(iii)	withholding in Shares to be issued upon settlement of the RSU, provided the Company only withholds the amount of Shares necessary to satisfy the minimum statutory withholding amounts; or

(iv)	any other arrangement approved by the Committee.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested RSU, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items. The Fair Market Value of these Shares, determined as of the effective date when taxes otherwise would have been withheld in cash, will be applied as a credit against the Tax-Related Items withholding.
Finally, Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.
7.    Nature of Grant. In accepting the grant, Participant acknowledges, understands and agrees that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)    the grant of the RSU is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;
(c)    all decisions with respect to future RSU or other grants, if any, will be at the sole discretion of the Company;
(d)    the RSU grant and Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or services contract with the Company, the Employer or any Parent or Subsidiary;
(e)    Participant is voluntarily participating in the Plan;

(f)    the RSUs and the Shares subject to the RSUs, and the income and value of same, are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of the Participant’s employment or service contract, if any;
(g)    the RSU and the Shares subject to the RSU, and the income and value of same, are not intended to replace any pension rights or compensation;
(h)    the RSU and the Shares subject to the RSU, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
(i)    the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
(j)    unless otherwise provided in the Plan or by the Company in its discretion, the RSU and the benefits evidenced by this Agreement do not create any entitlement to have the RSU or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any Corporate Transaction affecting the shares of the Company; and
(k)    the following provisions apply only if Participant is providing services outside the United States:

(i)	the RSU and the Shares subject to the RSU are not part of normal or expected compensation or salary for any purpose;

(ii)
Participant acknowledges and agrees that neither the Company, the Employer nor any Parent or Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the RSU or of any amounts due to Participant pursuant to the settlement of the RSU or the subsequent sale of any Shares acquired upon settlement; and

(iii)
no claim or entitlement to compensation or damages shall arise from forfeiture of the RSU resulting from Participant’s Termination, and in consideration of the grant of the RSU to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, or any Parent or Subsidiary or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company, any Parent or Subsidiary and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.

8.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
9.    Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other RSU grant materials by and among, as applicable, the Employer, the Company and any Parent or Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
Participant understands that Data will be transferred to Fidelity Brokerage Services LLC or its affiliates or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company, Fidelity Brokerage Services LLC and its affiliates, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her employment status or service with the Employer will not be adversely affected; the only consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant RSUs or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.
10.    Language. If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
11.    Appendix. Notwithstanding any provisions in this Agreement, the RSU grant shall be subject to any special terms and conditions set forth in any appendix to this Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.
12.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSU and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

13.    Acknowledgement. The Company and Participant agree that the RSUs are granted under and governed by the Notice, this Agreement (including the Appendix) and the provisions of the Plan. Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.
14.    Entire Agreement; Enforcement of Rights. This Agreement (including the Appendix), the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
15.    Conditions to Issuance; Compliance with Laws and Regulations. The issuance of Shares and any restriction on the sale of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state, federal and foreign laws and regulations, with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Shares may be listed or quoted at the time of such issuance or transfer and with any exchange control restrictions. Further, notwithstanding any other provision of this Agreement, the Company shall not be required to issue Shares following the lapse of any such reasonable period of time following the vest date as the Company may from time to time establish for reasons of administrative convenience in accordance with Section 409A of the Code.
16.    Governing Law; Severability. If one or more provisions of this Agreement are held to be unenforceable, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Jose, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.
17.    No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary, to terminate Participant’s service, for any reason, with or without Cause.

By Participant’s acceptance (whether in writing, electronically or otherwise) of the Notice, Participant and the Company agree that this RSU is granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement (including the Appendix). Participant has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address. By acceptance of this RSU, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company and consents to the electronic delivery of the Notice, the Appendix, this Agreement, the Plan, account statements, Plan prospectuses required by the U.S. Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the RSU. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion.

18.    Insider Trading Restrictions/Market Abuse Laws. Depending on Participant’s country of residence, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to acquire or sell Shares or rights to Shares (e.g., RSUs) under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.  Participant is responsible for complying with any applicable restrictions and is advised to speak with a personal legal advisor on this matter.
19.    Foreign Asset/Account Reporting. Participant’s country of residence may have certain foreign asset and/or account reporting requirements which may affect his or her ability to acquire or hold RSUs under the Plan or cash received from participating in the Plan (including sales proceeds arising from the sale of Shares) in a brokerage or bank account outside Participant’s country. Participant may be required to report such amounts, assets or transactions to the tax or other authorities in his or her country. Participant is responsible for ensuring compliance with such regulations and should speak with her or her personal legal advisor regarding this matter.

APPENDIX
SERVICENOW, INC.
2012 EQUITY INCENTIVE PLAN
GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT

Terms and Conditions

This Appendix includes additional terms and conditions that govern the Restricted Stock Units granted to Participant under the Plan if Participant resides in one of the countries listed below. Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Agreement.

Notifications

This Appendix also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of December 2015. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Appendix as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time that Participant receives Shares or sells Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation.

Finally, if Participant is a citizen or resident of a country other than the one in which Participant is currently working, is considered a resident of another country for local law purposes or transfers employment and/or residency between countries after the Date of Grant, the information contained herein may not be applicable in the same manner to Participant. In addition, the Company shall, in its sole discretion, determine to what extent the additional terms and conditions included herein will apply to Participant under these circumstances.

AUSTRALIA

Notifications

Securities Law Information. If Participant acquires Shares under the Plan upon the vesting of the RSUs and subsequently offers the Shares for sale to a person or entity resident in Australia, such an offer may be subject to disclosure requirements under Australian law, and Participant should obtain legal advice regarding any applicable disclosure requirements prior to making any such offer

Australian Addendum. The RSUs are granted pursuant to the Australian Addendum. Participation in the Plan and the RSUs granted under the Plan are subject to the terms and conditions stated in the Australian Addendum, in addition to the Plan, the Agreement and this Appendix. The Plan is intended to comply with the provisions of the Australian Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Instrument 13-0821, signed on 27 June 2013 and gazetted on 2 July 2013.

Exchange Control Notification. If Participant is an Australian resident, exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on Participant’s behalf. If there is no Australian bank involved in the transfer, Participant will be required to file the report.

AUSTRIA

Notifications

Consumer Protection Information. Participant may be entitled to revoke acceptance of the award of RSUs on the basis of the Austrian Consumer Protection Act (the “Act”) under the conditions listed below, if the Act is considered to be applicable to the Agreement and the Plan:

(i)    If Participant accepts the award of RSUs outside the business premises of the Company, Participant may be entitled to revoke his or her acceptance of the RSUs, provided the revocation is made within one (1) week after such acceptance of the RSUs.

(ii)    The revocation must be in written form to be valid. It is sufficient if Participant returns the Agreement to the Company or the Company’s representative with language which can be understood as a refusal to conclude or honor the Agreement, provided the revocation is sent within the period discussed above.

Foreign Asset/Account Reporting Information. If Participant holds Shares acquired under the Plan outside Austria, Participant may be required to submit a report to the Austrian National Bank. An exemption applies if the value of the Shares as of any given quarter does not exceed €30,000,000 or if the value of the Shares in any given year as of December 31 does not exceed €5,000,000. If the former threshold is exceeded, quarterly obligations are imposed, whereas if the latter threshold is exceeded, annual reports must be given. The annual reporting date is December 31 and the deadline for filing the annual report is March 31 of the following year.
A separate reporting requirement applies when Participant sells Shares acquired under the Plan or receives a dividend. In that case, there may be exchange control obligations if the cash proceeds are held outside Austria. If the transaction volume of all accounts abroad exceeds €10,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month, on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen).

BELGIUM

Notifications

Foreign Asset/Account Reporting Information. If Participant is a Belgian resident, he or she is required to report any bank or securities accounts, including an account in which Shares are held, opened outside Belgium in his or her annual tax return. In a separate report certain details regarding such foreign accounts (including the account number, bank name and country in which such account was opened) must be provided to the Central Contact Point of the National Bank of Belgium. The forms to complete this report, as well as additional information on how to complete the forms are available on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des crédits caption.

BRAZIL

Terms and Conditions

Compliance with Law. By accepting the RSUs, Participant acknowledges that Participant agrees to comply with applicable Brazilian laws and to report and pay any and all applicable taxes associated with participation in the Plan, including the vesting of the RSUs and the sale of Shares acquired under the Plan.

Notifications

Foreign Asset/Account Reporting Information. If Participant is resident or domiciled in Brazil, Participant will be required to submit an annual declaration of assets and rights held outside Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights equals or exceeds US$100,000. Assets and rights that must be reported include any Shares acquired under the Plan. Assets and rights that must be reported also include the following: (i) bank deposits; (ii) loans; (iii) financing transactions; (iv) leases; (v) direct investments; (vi) portfolio investments, including Shares acquired under the Plan; (vii) financial derivatives investments; and (viii) other investments, including real estate and other assets.  Foreign individuals holding Brazilian visas are considered Brazilian residents for purposes of this reporting requirement and must declare at least the assets held abroad that were acquired subsequent to the date of admittance as a resident of Brazil.

CANADA
Terms and Conditions

Vesting/Termination. Participant's right to vest in the RSUs shall terminate effective as of the earlier of (a) the Termination Date or (b) the date upon which the Participant receives a notice of Termination.

The following terms and conditions will apply if Participant is a resident of Quebec:
Language Consent. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

Data Privacy. The following provision supplements section 9 of the Agreement:

Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Participant further authorizes the Company, any Parent or Subsidiary and any stock plan service provider that may be selected by the Company to assist with the Plan to disclose and discuss the Plan with their respective advisors. Participant further authorizes the Company and any Parent or Subsidiary to record such information and to keep such information in Participant’s employee file.

Notifications

Securities Law Information. Participant is permitted to sell Shares acquired through the Plan through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside Canada through the facilities of a stock exchange on which the Shares are listed on the New York Stock Exchange.

Foreign Asset/Account Reporting Information. Participant may be required to report any foreign property on form T1135 (Foreign Income Verification Statement) if the total cost of Participant’s foreign property exceeds C$100,000 at any time in the year. Thus, Shares and RSUs must be reported - generally at nil cost - if the C$100,000 cost threshold is exceeded because of other foreign property held by Participant. When the Shares are acquired, their cost is generally the adjusted cost base (“ACB”) of the Shares. The ACB ordinarily would equal the fair market value of the Shares at the time of acquisition but if Participant owns shares of the same company, this ACB may have to be averaged with the ACB of other shares. The form T1135 generally must be filed by April 30 of the following year. Canadian residents should consult with a personal advisor to ensure compliance with the applicable reporting requirements.

DENMARK

Terms and Conditions

Danish Stock Option Act. In accepting the RSUs, Participant acknowledges that he or she has received an Employer Statement translated into Danish, which is being provided to comply with the Danish Stock Option Act. To the extent more favorable to Participant and required to comply with the Stock Option Act, the terms set forth in the Employer Statement will apply to Participant’s participation in the Plan.

Exclusion from Termination Indemnities and Other Benefits. This provision supplements section 7 in the Agreement:

In accepting the RSU, Participant acknowledges that he or she understands and agrees that this grant relates to future services to be performed and is not a bonus or compensation for past services.

Notifications

Exchange Control and Tax Reporting Information. Participant may hold Shares acquired under the Plan in a safety-deposit account (e.g., a brokerage account) with either a Danish bank or with an approved foreign broker or bank.  If the Shares are held with a non-Danish broker or bank, Participant is required to inform the Danish Tax Administration about the safety-deposit account.  For this purpose, Participant must file a Declaration V (Erklaering V) with the Danish Tax Administration. Both Participant and the bank/broker must sign the Declaration V. By signing the Declaration V, the bank/broker undertakes an obligation, without further request each year not later than on February 1 of the year following the calendar year to which the information relates, to forward certain information to the Danish Tax Administration concerning the content of the safety-deposit account. In the event that the applicable broker or bank with which the safety-deposit account is held does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, Participant acknowledges that he or she is solely responsible for providing certain details regarding the foreign brokerage or bank account and any Shares acquired at exercise and held in such account to the Danish Tax Administration as part of Participant’s annual income tax return.  By signing the Form V, Participant at the same time authorizes the Danish Tax Administration to examine the account.  A sample of the Declaration V can be found at the following website: www.skat.dk/getFile.aspx?Id=47392.

In addition, when Participant opens a deposit account or a brokerage account for the purpose of holding cash outside Denmark, the bank or brokerage account, as applicable, will be treated as a deposit account because cash can be held in the account.  Therefore, Participant must also file a Declaration K (Erklaering

K) with the Danish Tax Administration.  Both Participant and the bank/broker must sign the Declaration K.  By signing the Declaration K, the bank/broker undertakes an obligation, without further request each year, not later than on February 1 of the year following the calendar year to which the information relates, to forward certain information to the Danish Tax Administration concerning the content of the deposit account.  In the event that the applicable financial institution (broker or bank) with which the account is held does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, Participant acknowledges that he or she is solely responsible for providing certain details regarding the foreign brokerage or bank account to the Danish Tax Administration as part of Participants annual income tax return. By signing the Declaration K, Participant at the same time authorizes the Danish Tax Administration to examine the account.  A sample of Declaration K can be found at the following website: www.skat.dk/getFile.aspx?Id=42409&newwindow=true.

FINLAND

There are no country-specific provisions.

FRANCE

Terms and Conditions

Consent to Receive Information in English. By accepting the RSUs, Participant confirms having read and understood the documents relating to this grant (the Plan, the Agreement, the Notice and this Appendix) which were provided in English language. Participant accepts the terms of those documents accordingly.

Consentement pour recevoir les informations en langue anglaise. En acceptant l’attribution, le Participant confirme avoir lu et compris les documents relatifs à cette attribution (le Plan, le Contrat, l’Avis et cette Annexe) qui ont été communiqués en langue anglaise. Le Participant accepte les termes de ces documents en connaissance de cause.

Notifications

Foreign Asset/Account Reporting Information. Participant must declare to the Customs Authorities the cash and securities he or she imports or exports without the use of a financial institution when the value of such cash or securities exceeds €10,000. With respect to any foreign account balances exceeding €1,000,000, Participant must report any transactions carried out on those accounts to the Bank of France on a monthly basis. Participant must also report all foreign bank and brokerage accounts on an annual basis (including accounts opened or closed during the tax year) on a specific form together with the income tax return. Failure to comply could trigger significant penalties.

Participant may hold Shares acquired under the Plan outside France provided that Participant declares all foreign accounts (including any accounts that were opened or closed during the tax year) on his or her annual income tax return.

GERMANY

Notifications

Exchange Control Notification. Cross-border payments in excess of €12,500 in connection with the sale of securities must be reported monthly to the Servicezentrum Außenwirtschaftsstatistik, which is the competent federal office of the Deutsche Bundesbank (the German Central Bank) for such notifications in Germany. In case of payments in connection with securities (including proceeds realized upon the sale of Shares), the report must be made by the 5th day of the month following the month in which the payment was received. The report must be filed electronically. The form of report (Allgemeine Meldeportal Statistik) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. Participant is responsible for obtaining the appropriate form from the bank and complying with the applicable reporting obligations.

HONG KONG

Terms & Conditions

Nature of Scheme. Participant acknowledges that the Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”). Notwithstanding the foregoing, if the Plan is deemed to constitute an occupational retirement scheme for purposes of ORSO, the RSUs granted shall be void.

Notifications

Securities Law Information. Shares received pursuant to the RSUs are accepted as a personal investment. To facilitate compliance with securities laws in Hong Kong, Participant agrees not to sell the Shares issued in settlement of the RSUs within six (6) months of the Date of Grant.

Securities Warning:  The contents of the Plan, the Agreement and this Appendix have not been reviewed by any regulatory authority in Hong Kong. Participant is advised to exercise caution in relation to the offer of RSUs. If there is any doubt about any of the contents of the Plan, the Agreement or this Appendix, Participant should obtain independent professional advice. The Plan, the Agreement, including this Appendix, the Notice and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The RSUs and any related documentation are intended only for Participant’s personal use and may not be distributed to any other person.

INDIA

Notifications

Exchange Control Notification. Due to exchange control restrictions in India, Participant understands that he or she is required to repatriate any proceeds from the sale of Shares acquired under the Plan to India and convert the proceeds into local currency within ninety (90) days of receipt, and any proceeds from the receipt of any dividends within one hundred eighty (180) days of receipt. Participant must obtain a foreign inward remittance certificate (“FIRC”) from the bank where Participant deposits the funds and must maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.

Foreign Asset/Account Reporting Information. Participant understands that he or she is required to declare (a) any foreign assets (including Shares held outside India) held by Participant or (b) any foreign bank accounts for which Participant has signing authority in his or her annual tax return. Participant is responsible for complying with this reporting obligation and is advised to confer with his or her personal tax advisor in this regard.

IRELAND

There are no country-specific provisions.

ISRAEL

Terms and Conditions

The following provisions apply to Participants who are in Israel on the Date of Grant.

Trustee Arrangement. Participant hereby agrees that the RSUs, as shall be granted to him or her by the Company under the Israeli Subplan to the Plan, shall be allocated under the provisions of the track referred to as the “Capital Gains Track,” according to Section 102(b)(2) and 102(b)(3) of the Israeli Income Tax Ordinance and shall be held by the trustee (the “Trustee”) for the periods stated in Section 102 (the “Holding Period”).

Participant hereby declares that:

1.	Participant understands the provisions of Section 102 and the applicable tax track of this grant of RSUs.
5.

2.
Subject to the provisions of Section 102, Participant hereby confirms that Participant shall not sell and/or transfer the RSUs, or any Shares or additional rights associated with the RSUs, before the end of the Holding Period. In the event that Participant elects to sell or release the Shares or additional rights, as the case may be, prior to the expiration of the Holding Period, the sanctions under Section 102 shall apply to and shall be borne solely by Participant.

6.

3.	Participant understands that this grant of RSUs is conditioned upon the receipt of all required approvals from Israeli tax authorities.
7.

4.	Participant agrees to be bound by the provisions of the trust agreement with the Trustee.
8.

5.
Participant hereby confirms that he or she has: (i) read and understands this Agreement; (ii) received all the clarifications and explanations that he or she has requested; and (iii) had the opportunity to consult with his or her advisers before accepting this Agreement.

Written Acceptance. If Participant has not already executed a Section 102 Capital Gains Award Confirmation Letter (“Confirmation Letter”) in connection with grants made under the Israeli Subplan to the Plan, Participant must print, sign and deliver the signed copy of the attached Confirmation Letter within 45 days to the Trustee at the following address and the attention of: Vicky Harman, Account Manager, ESOP Trust Company, Aviv Tower, 7 Jabotinsky St. Ramat Gan, 52520 Israel. If the Trustee does not receive the signed Confirmation Letter within 45 days, the RSUs shall not qualify for preferential tax treatment.

The following provisions apply to Participants who transfer into Israel after the Date of Grant.

Settlement. The following provision replaces section 1 of the Agreement.

Settlement of RSUs shall be made within 30 days following the applicable date of vesting under the vesting schedule set forth in the Notice. Participant will be subject to an immediate forced sale restriction, pursuant to which all Shares acquired at vesting will be immediately sold and Participant will receive the sale proceeds less Tax-Related Items and applicable broker fees and commissions. Participant will not be entitled to hold any Shares acquired at vesting.

ITALY

Terms and Conditions

Data Privacy Notice. This provision replaces in its entirety the Data Privacy provision in section 9 of the Agreement:

Participant understands that the Company, the Employer and any Parent or Subsidiary may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance (to the extent permitted under Italian law) or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or any Parent or Subsidiary, details of all RSUs or other entitlement to Shares granted, awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, and that the Company and the Employer will process said data and other data lawfully received from third parties (“Data”) for the exclusive purpose of implementing, managing and administering Participant’s participation in the Plan and complying with applicable laws, including community legislation.

Participant also understands that providing the Company with Data is necessary to effectuate Participant’s participation in the Plan and that Participant’s refusal to do so would make it impossible for the Company to perform its contractual obligations and may affect Participant’s ability to participate in the Plan. The controllers of Data processing are ServiceNow, Inc. with registered offices at 2225 Lawson Lane, Santa Clara, CA 95054, U.S.A. and ServiceNow Italy S.R.L., which is also the Company’s representative in Italy for privacy purposes pursuant to Legislative Decree no. 192/2003.

Participant understands that Data will not be publicized, but it may be accessible by the Employer as the privacy representative of the Company and within the Employer’s organization by its internal and external personnel in charge of processing such Data and the data processor (“Processor”). An updated list of Processors and other transferees of Data is available upon request from the Employer.

Furthermore, Data may be transferred to banks, other financial institutions, or brokers involved in the management and administration of the Plan. Participant understands that Data may also be transferred to the Company’s stock plan service provider, Fidelity Brokerage Services LLC, or such other administrator that may be engaged by the Company in the future. Participant further understands that the Company and/or any Parent or Subsidiary will transfer Data among themselves as necessary for the purpose of the implementation, administration and management of Participant’s participation in the Plan. The Data recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the purpose of implementing, administering, and managing Participant’s participation in the Plan. Participant understands that these recipients may be acting as Controllers, Processors or persons in charge of processing, as the case may be, according to applicable privacy laws, and that they may be located in or outside the European Economic Area, such as in the United States or elsewhere, in countries that do not provide an adequate level of data protection as intended under Italian privacy law. Should the Company exercise its discretion in suspending or terminating the Plan, it will delete Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.

Participant understands that Data processing for the purposes specified in the Agreement shall take place under automated or non-automated conditions, anonymously when possible, and with confidentiality and security provisions, as set forth by Applicable Laws, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including the transfer of Data abroad, including outside the European Economic Area, as specified in the Agreement does not require Participant’s consent thereto as the processing is necessary for the performance of legal and contractual obligations related to implementation, administration and management of the Plan. Participant understands that, pursuant to section 7 of the Legislative Decree no. 196/2003, Participant has the right at any moment to, without limitation, obtain information on Data held, access and verify its contents, origin and accuracy, delete, update, integrate, correct, block or stop, for legitimate reason, the Data processing by contacting your local human resources representative. Finally, Participant is aware that Data will not be used for direct marketing purposes.

Plan Document Acknowledgement. Participant acknowledges that by accepting the RSUs, Participant has been given access to the Plan document, has reviewed the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement. Further, Participant specifically and expressly approves the following clauses of the Agreement: (i) section 1 – Settlement; (ii) section 6 – Withholding Taxes; (iii) section 7 – Nature of Grant; (iv) section 14 – Entire Agreement; Enforcement of Rights; (v) section 16 – Governing Law; Severability and the Data Privacy Notice set forth above in this Appendix.
Notifications
Foreign Asset/Account Reporting Information. Italian residents who, at any time during the fiscal year, hold investments abroad or foreign financial assets (such as cash, shares, stock options) that may generate income taxable in Italy are required to report these assets on their annual tax returns (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due, irrespective of their value. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions.
Tax on Foreign Financial Assets. The value of any Shares (and certain other foreign assets) Participant holds outside Italy will be subject to a foreign financial assets tax at a rate of 0.2%. The taxable amount is equal to the fair market value of the Shares on December 31 or on the last day the Shares were held (in such case, or when the Shares are acquired during the course of the year, the tax is levied in proportion to the number of days the Shares were held over the calendar year).

Participant will need to report the value of Participant’s financial assets held abroad in Form RW of Participant’s annual tax return in order to either comply with the Foreign Asset/Account Reporting obligations and in order to calculate the foreign financial assets tax. Unless the RSUs are transferable, no tax is levied on the RSUs. No tax payment duties arise if the amount of the foreign financial assets tax calculated on all financial assets held abroad does not exceed €12,000. Participant should contact Participant’s personal tax advisor for additional information about the foreign financial assets tax.

JAPAN

Notifications

Foreign Asset/Account Reporting Information. Participant is required to report details of any assets held outside Japan as of December 31 (including Shares acquired under the Plan), to the extent such assets have a total net fair market value exceeding ¥50 million. Such report will be due by March 15 each year. Participant should consult with Participant’s personal tax advisor to determine if the reporting obligation applies to Participant’s personal situation.

MEXICO

Terms and Conditions

No Entitlement or Claims for Compensation. These provisions supplement section 7 of the Agreement:

Modification. By accepting the RSUs, Participant understands and agrees that any modification of the Plan or the Agreement or its termination shall not constitute a change or impairment of the terms and conditions of employment.

Policy Statement. The grant of RSUs the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability.

The Company, with registered offices at 2225 Lawson Lane, Santa Clara, CA 95054, U.S.A., is solely responsible for the administration of the Plan and participation in the Plan and the acquisition of Shares does not, in any way, establish an employment relationship between Participant and the Company since Participant is participating in the Plan on a wholly commercial basis, nor does it establish any rights between Participant and the Employer.

Plan Document Acknowledgment. By accepting the RSUs, Participant acknowledges that Participant has received a copy of the Plan, has reviewed the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement.

In addition, by accepting the Agreement, Participant further acknowledges that Participant has read and specifically and expressly approved the terms and conditions in paragraph 7 of the Agreement, in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) the Company and any Parent or Subsidiary are not responsible for any decrease in the value of the Shares underlying the RSUs.

Finally, Participant hereby declares that Participant does not reserve any action or right to bring any claim against the Company for any compensation or damages as a result of Participant’s participation in the Plan and therefore grants a full and broad release to the Employer, the Company and any Parent or Subsidiary with respect to any claim that may arise under the Plan.

Spanish Translation

Sin derecho a compensación o reclamaciones por compensación. Estas disposiciones complementan el sección 7 al Contrato:
Modificación. Al aceptar las Unidades de Acciones Restringidas, el Empleado entiende y acuerda que cualquier modificación al Plan o al Contrato o su terminación no constituirá un cambio o perjuicio a los términos y condiciones de empleo.
Declaración de Política. El otorgamiento de Unidades de Acciones Restringidas que la Compañía está haciendo de conformidad con el Plan es unilateral y discrecional y, por lo tanto, la Compañía se reserva el derecho absoluto de modificar y discontinuar el mismo en cualquier momento, sin responsabilidad alguna.
La Compañía, con oficinas registradas ubicadas en 2225 Lawson Lane, Santa Clara, CA 95054, EE.UU. es únicamente responsable de la administración del Plan y la participación en el Plan y la adquisición de Acciones no establece, de forma alguna, establecer una relación de trabajo entre el Empleado y la Compañía, ya que el Empleado está participa en el Plan de una base totalmente comercial, y tampoco establece ningún derecho entre el Empleado y el Patrón.
Reconocimiento del Documento del Plan. Al aceptar el Otorgamiento de las Unidades de Acciones Restringidas, el Empleado reconoce que el Empleado ha recibido copias del Plan, ha revisado el Plan y el Contrato en su totalidad y entiende y acepta completamente todas las disposiciones contenidas en el Plan y en el Contrato.
Adicionalmente, mediante la firma del Contrato, el Empleado reconoce que el Empleado ha leído y específica y expresamente ha aprobado los términos y condiciones del sección 7 del Contrato, en el que claramente se ha descrito y establecido que: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el Plan es ofrecida por la Compañía de forma enteramente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) la Compañía y cualquier empresa Matriz, Subsidiaria o afiliada no son responsables por cualquier disminución en el valor de las Acciones subyacentes a las Unidades de Acciones Restringidas.
Finalmente, el Empleado de acuerdo en que el Empleado no se reserva ninguna acción o derecho para interponer cualquier demanda o reclamación en contra de la Compañía por compensación, daño o perjuicio alguno como resultado de su participación en el Plan y, por lo tanto, otorga finiquito al Patrón, la Compañía y cualquier empresa Matriz, Subsidiaria o afiliada con respecto a cualquier demanda o reclamación que pudiera surgir en virtud del Plan.

NETHERLANDS

There are no country-specific provisions.

NEW ZEALAND

Notifications
Securities Law Information. In compliance with New Zealand securities laws, you are hereby notified that the documents listed below are available for review on the ServiceNow intranet site at the following web address: http://investors.servicenow.com/phoenix.zhtml?c=251291&p=irol-sec.

1.
This Agreement, including this Appendix, which sets forth the terms and conditions regarding the RSUs you are being offered which, upon vesting in accordance with the Agreement and the Plan, will be converted into Shares in ServiceNow, Inc.;

2.	a copy of the Company's most recent annual report and most recent financial statements;

3.	a copy of the Plan and its accompanying prospectus

You are advised to carefully read the available materials before making a decision whether to participate in the Plan. When reading the materials, you should not that all references to the value of Shares are listed in U.S. dollars. Additionally, you are advised to contact your tax advisor for specific information concerning your personal tax situation with regard to Plan participation.

NORWAY

There are no country-specific provisions.

SINGAPORE

Notifications

Securities Law Information. The RSUs are being granted to Participant pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Participant should note that the RSU grant is subject to section 257 of the SFA and Participant should not make any subsequent sale of the Shares in Singapore or any offer of such subsequent sale of the Shares in Singapore, unless such sale or offer is made (1) after six (6) months from the Date of Grant or (2) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

Chief Executive Officer and Director Notification Obligation. If Participant is a Chief Executive Officer (“CEO”) or a director, associate director or shadow director of the Company’s Singapore Parent or Subsidiary, Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Company’s Singapore Parent or Subsidiary in writing when Participant receives an interest (e.g., unvested RSUs, Shares, etc.) in the Company or any Parent or Subsidiary within two business days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when Shares acquired at vesting are sold), or (iii) becoming a CEO, director, associate director or shadow director.

SOUTH AFRICA

Terms and Conditions

Withholding Taxes. The following provision supplements section 6 of the Agreement:
By accepting the RSUs, Participant agrees that, immediately upon vesting and settlement of the RSUs, Participant will notify the Employer of the amount of any gain realized. If Participant fails to advise the Employer of the gain realized upon vesting and settlement, Participant may be liable for a fine. Participant will be solely responsible for paying any difference between the actual tax liability and the amount withheld by the Employer.

Notifications

Exchange Control Information. To participate in the Plan, Participant must comply with exchange control regulations and rulings in South Africa. Because the exchange control regulations are subject to change, Participant should consult Participant’s personal legal advisor prior to vesting and settlement of the RSUs to ensure compliance with current regulations. Participant is responsible for ensuring compliance with all exchange control laws in South Africa.

Securities Law Information. In compliance with South African Securities Law, I acknowledge that I have been notified that the documents listed below are available for my review at the ServiceNow intranet site at the web addresses listed below:

1.
ServiceNow Inc.'s most recent Annual Report (Form 10-K), Quarterly Report (Form 10-Q) and financial statements are available on the Company's website (www.servicenow.com) (Company ˆ About ServiceNow ˆ Investor Relations ˆ SEC Filings).

2.
ServiceNow Inc.'s Plan, Plan prospectus and the Agreement are available on the Company's designated broker website (www.fidelity.com). Participant must log into his or her brokerage account to access these materials.

A copy of the above materials will be provided to Participant free of charge upon request to ServiceNow, Inc., Stock Administration, 2225 Lawson Lane, Santa Clara, California 95054, U.S.A.

SPAIN

Terms and Conditions
Termination and Nature of Grant. This provision supplements sections 5 and 7 of the Agreement:
In accepting the RSUs, Participant consents to participate in the Plan and acknowledges that he or she has received a copy of the Plan.
Participant understands and agrees that, as a condition of the grant of the RSUs, Termination for any reason (including the reasons listed below) will automatically result in the loss of the RSUs that may have been granted to Participant and that have not vested as of Participant’s Termination Date.

In particular, Participant understands and agrees that any unvested RSUs as of the Termination Date will be forfeited without entitlement to the underlying Shares or to any amount of indemnification in the event of a Termination by reason of, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer and under Article 10.3 of the Royal Decree 1382/1985. Participant acknowledges that he or she has read and specifically accept the conditions referred to in section 5 and 7 of the Agreement.
Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant RSUs under the Plan to individuals who may be employees or service providers of the Company or a Parent or Subsidiary throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Parent or Subsidiary on an ongoing basis other than as set forth in this Agreement. Consequently, Participant understands that the RSUs are granted on the assumption and condition that the RSUs and any Shares issued upon vesting of the RSUs are not part of any employment or service contract (either with the Company or any Parent or Subsidiary) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Further, Participant understands that the RSUs would not be granted to Participant but for the assumptions and conditions referred to herein; thus, Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of the RSUs and any right to the RSUs shall be null and void.
Notifications
Securities Law Notification. The grant of RSUs and the Shares issued pursuant to the vesting of RSUs are considered a private placement outside the scope of Spanish laws on public offerings and issuances of securities. The Plan and the Agreement, including this Appendix, have not been nor will they be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and they do not constitute a public offering prospectus.
Exchange Control Information. Participant must declare the acquisition, ownership and sale of Shares to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”) of the Ministry of Economy and Competitiveness for statistical purposes. Generally, the declaration must be filed in January for Shares acquired or sold during (or held as of December 31 of) the prior year; however, if the value of the Shares purchased under the Plan or the amount of the sale proceeds exceeds €1,502,530, the declaration must be filed within one month of the purchase or sale, as applicable.
Foreign Asset/Account Reporting Information.  To the extent Participant holds assets (e.g., cash or Shares held in a bank or brokerage account) outside Spain with a value in excess of €50,000 per type of asset (e.g., Shares, cash, and so on) as of December 31 each year, Participant is required to report information on such rights and assets on his or her tax return for such year. After such rights or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000 or if the ownership of the asset is transferred or relinquished during the year. The reporting must be completed by March 31. Failure to comply with this reporting requirement may result in penalties. Accordingly, Participant is advised to consult with his or her personal tax and legal advisors to ensure that Participant is properly complying with his or her reporting obligations.
Further, Participant is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the securities held in such accounts if the value of the transactions for all such accounts during the relevant year or the balances in such accounts as of December 31st of the relevant year exceeds €1,000,000.

SWEDEN

There are no country-specific provisions.

SWITZERLAND

Notifications

Securities Law Information. The grant of RSUs is not intended to be publicly offered in Switzerland. Because this is a private offering in Switzerland, the Shares are not subject to registration in Switzerland. Neither this document nor any materials relating to the Shares constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, and neither this document nor any materials relating to the Shares may be publicly distributed or otherwise made publicly available in Switzerland.

TURKEY
Notifications

Securities Law Information. Under Turkish law, Participant is not permitted to sell any Shares acquired under the Plan in Turkey. The Shares are currently traded on the New York Stock Exchange, which is located outside Turkey, under the ticker symbol “NOW” and the Shares may be sold through this exchange.

Exchange Control Information. Participant will likely be required to engage a Turkish financial intermediary to assist with the sale of Shares acquired under the Plan and may also need to engage a Turkish financial intermediary with respect to the acquisition of such Shares, although this is less certain. As Participant is solely responsible for complying with the financial intermediary requirements and their application to participation in the Plan is uncertain, Participant should consult his or her personal legal advisor for further information regarding these requirements to ensure compliance.

UNITED ARAB EMIRATES
Notifications
Securities Law Information. The Plan is an employee equity incentive plan and is only being offered to eligible employees of the Company and its Subsidiaries in the United Arab Emirates.

UNITED KINGDOM

Terms and Conditions

The following terms and conditions apply only if Participant is an Employee. No grants under this Agreement shall be made to Consultants or Directors resident in the United Kingdom.

Responsibility for Taxes. The following provisions supplement section 6 of the Agreement:

Participant agrees that, if Participant does not pay or the Employer or the Company does not withhold from Participant the full amount of income tax that Participant owes at vesting, or the release or assignment of the RSUs for consideration, or the receipt of any other benefit in connection with the RSUs within ninety days of the end of the tax year in which the event giving rise to the liability occurred or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax will constitute a loan owed by Participant to the Employer, effective on the Due Date. Participant agrees that the loan will bear interest at the Her Majesty’s Revenue and Customs (“HMRC”) official rate and will be immediately due and repayable by Participant, and the Company and/or the Employer may recover it at any time thereafter by withholding the funds from salary, bonus or any other funds due to Participant by the Company or Employer, by withholding in Shares issued at settlement or from the cash proceeds from the sale of Shares or by demanding cash or a cheque from Participant. Participant also authorizes the Company to delay the issuance of any Shares unless and until the loan is repaid in full.

Notwithstanding the foregoing, if Participant is an executive officer or director (as within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In the event that Participant is an executive officer or director and income tax is not collected from or paid by Participant within 90 days of the Due Date, the amount of any uncollected income tax may constitute a benefit to Participant on which additional income tax and National Insurance Contributions (“NICs”) (including Employer NICs, as defined below) may be payable. Participant acknowledges that the Company or the Employer may recover any such additional income tax and NICs (including Employer NICs, as defined below) at any time thereafter by any of the means referred to in section 6 of the Agreement, although Participant acknowledges that he or she ultimately will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Employer for the value of any NICs (including Employer NICs, as defined below) due on this additional benefit.

National Insurance Contributions Acknowledgment. As a condition of participation in the Plan and the vesting of the RSUs, Participant agrees to accept any liability for secondary Class 1 NICs which may be payable by the Company and/or the Employer in connection with the RSUs and any event giving rise to Tax-Related Items (the “Employer NICs”). Without limitation to the foregoing, Participant agrees to execute a joint election with the Company, the form of such joint election being formally approved by HMRC (the “Joint Election”), and any other required consent or election. Participant further agrees to execute such other joint elections as may be required between Participant and any successor to the Company and/or the Employer. Participant further agrees that the Company and/or the Employer may collect the Employer NICs from Participant by any of the means set forth in section 6 of the Agreement.

If Participant does not enter into a Joint Election prior to the vesting of the RSUs or if approval of the Joint Election has been withdrawn by HMRC, the RSUs shall become null and void without any liability to the Company and/or the Employer.

SERVICENOW, INC.
2012 EQUITY INCENTIVE PLAN
ISRAEL

If you have not already executed a Section 102 Capital Gains Award Confirmation Letter (“Confirmation Letter”) in connection with grants made under the Israeli Subplan to the 2012 Equity Incentive Plan (the “Plan”), you must print, sign and deliver the signed copy of this Confirmation Letter within 45 days to the Trustee at the following address and the attention of: Vicky Harman, Account Manager, ESOP Trust Company, Aviv Tower, 7 Jabotinsky St. Ramat Gan, 52520 Israel. If the Trustee does not receive the signed Confirmation Letter within 45 days, the stock options and/or restricted stock units will not qualify for preferential tax treatment.

Section 102 Capital Gains Award Confirmation Letter

I hereby confirm and agree that the stock options and/or restricted stock units granted to me by ServiceNow, Inc. (the “Company”) under the Israeli Subplan to the Plan that have been designated by the board of directors (or a committee thereof) of the Company as awards subject to the “Capital Gains Track”, according to Section 102(b)(2) and 102(b)(3) and the Income Tax Rules issued thereunder (“Section 102”) of the Israel Income Tax Ordinance (the “Awards”), shall be subject to the terms and conditions of the “Capital Gains Track” set forth in said Section 102 and shall be held by ESOP Management and Trust Services Ltd. as trustee (the “Trustee”) in accordance with the requirements of Section 102 (the “Holding Period”).

I hereby declare that:

7.	I understand and accept the provisions of Section 102 and the “Capital Gains Track” as they apply to Awards.

8.
Subject to the provisions of Section 102, I hereby confirm that I shall not sell and/or transfer the Awards, or any shares or additional rights associated with the Awards, before the “end of the Holding Period” (as defined in Section 102). In the event that I shall elect to sell or release the shares or additional rights, as the case may be, prior to the “end of the Holding Period,” the provisions of Section 102 shall apply and the applicable tax consequences shall be borne solely by me.

9.	I understand that the grant of Awards is subject to the receipt of all required approvals from Israeli tax authorities and compliance with the requirements of Section 102.

10.	I agree to be bound by the provisions of the Company’s trust agreement with the Trustee.

11.
I hereby confirm that I have: (i) read and understand this letter; (ii) received all the clarifications and explanations that I have requested; and (iii) had the opportunity to consult with my advisers before signing this confirmation letter.

12.
I hereby confirm that, in addition to my confirmation and agreement hereunder, the acceptance or settlement of any such Awards shall be deemed as irrevocable confirmation of my acknowledgements and undertakings herein with respect to such specific Award.

Name of Employee:_____________________________

ID :__________________________________________

Signature: ____________________________________

SERVICENOW, INC.
2012 EQUITY INCENTIVE PLAN
UNITED KINGDOM

Election To Transfer the Employer’s National Insurance Liability to the Employee

This Election is between:

A.
The individual who has obtained authorised access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”) and who is eligible to receive restricted stock units (“RSUs”) pursuant to the 2012 Equity Incentive Plan (the “Plan”), and

B.	ServiceNow, Inc., 2225 Lawson Lane, Santa Clara, CA 95054, U.S.A. (the “Company”), which may grant RSUs under the Plan and is entering into this Election on behalf of the Employer.

1.    Introduction

1.6	This Election relates to all RSUs granted to the Employee under the Plan on or after June 18, 2012, up to the termination date of the Plan.

1.7	In this Election the following words and phrases have the following meanings:

(a)	“Chargeable Event” means, in relation to the RSUs:

(i)	the acquisition of securities pursuant to restricted stock units (within section 477(3)(a) of ITEPA);

(ii)	the assignment (if applicable) or release of the restricted stock units in return for consideration (within section 477(3)(b) of ITEPA);

(iii)	the receipt of a benefit in connection with the restricted stock units, other than a benefit within (i) or (ii) above (within section 477(3)(c) of ITEPA);

(iv)	post-acquisition charges relating to the shares acquired pursuant to the restricted stock units (within section 427 of ITEPA); and/or

(v)	post-acquisition charges relating to the shares acquired pursuant to the restricted stock units (within section 439 of ITEPA).

(b)    “ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.

(c)    “SSCBA” means the Social Security Contributions and Benefits Act 1992.

1.8
This Election relates to the employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise on the occurrence of a Chargeable Event in respect of the RSUs pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.

1.9
This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

1.10
This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).

2.    The Election

The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability on the Chargeable Event is hereby transferred to the Employee. The Employee understands that, by signing or electronically accepting this Election, he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 of the SSCBA.

3.    Payment of the Employer’s Liability

3.4	The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability from the Employee at any time after the Chargeable Event:

(i)	by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Chargeable Event; and/or

(ii)	directly from the Employee by payment in cash or cleared funds; and/or

(iii)
by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the RSUs, the proceeds of which must be delivered to the Employer in sufficient time for payment to be made to Her Majesty’s Revenue & Customs (“HMRC”) by the due date; and/or

(iv)
where the proceeds of the gain are to be made through a third party, the Employee will authorize that party to withhold an amount from the payment or to sell some of the securities which the Employee is entitled to receive in respect of the RSUs, such amount to be paid in sufficient time to enable the Company to make payment to HMRC by the due date; and/or

(v)	through any other method as set forth in the applicable RSU agreements entered into between the Employee and the Company.

3.5
The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities to the Employee in respect of the RSUs until full payment of the Employer’s Liability is received.

3.6
The Company agrees to remit the Employer’s Liability to HMRC on behalf of the Employee within 14 days after the end of the UK tax month during which the Chargeable Event occurs (or within 17 days if payments are made electronically).

4.    Duration of Election

4.3
The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

4.4	This Election will continue in effect until the earliest of the following:

(i)	the Employee and the Company agree in writing that it should cease to have effect;

(ii)	on the date the Company serves written notice on the Employee terminating its effect;

(iii)	on the date HMRC withdraws approval of this Election; or

(iv)
after due payment of the Employer’s Liability in respect of the entirety of the RSUs to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.

Acceptance by the Employee

The Employee acknowledges that by clicking on the “ACCEPT” box where indicated on the grant acceptance screen, the Employee agrees to be bound by the terms of this Election as stated above.

Acceptance by the Company

The Company acknowledges that, by signing this Election or arranging for the scanned signature of an authorised representative to appear on this Election, the Company agrees to be bound by the terms of this Election.

Signature for and on
behalf of the Company                ____________________________

Name                        Matthew Kelly

Position                    Vice President, Legal

Date                         ____________________________

SCHEDULE OF EMPLOYER COMPANIES

The following are employer companies to which this Election may apply:

Service-now.com UK Limited

Registered Office:	Standard House, Weyside Park, Catteshall Lane, Godalming, Surrey, Gu7 1XE
Company Registration Number:	6299383
Corporation Tax District:	201 South London
Corporation Tax Reference:	6359720602
PAYE Reference:	581/LA08194